Exhibit 10.5

Summary of Loan Agreement

Borrower: Shanxi Taiji Industrial Co., Ltd. (hereinafter referred to as “first party”)
Address: No. 18 Longbao Street, Taiyuan City
Zip Code: 030012
Legal Representative: Ren Zhiqing
Operator: Liu Meijun
Telephone: 5227637
Fax: 7963988
Bank: Shanghai Pudong Development Bank, Taiyuan Branch, Gaoxin Sub Branch
Account Number: 68030154700002797

Lender: Shanxi Trust Co., Ltd. (hereinafter referred to as “second party”)
Address: Building A, International Trade Center, No. 69 Fuxi Street, Taiyuan City
Zip Code: 030002
Legal Representative: Yuan Dongsheng
Operator: Niu JiaQiang
Telephone: (0351)8286261
Fax: (0351)8286261

Due to the business need, the first party asked for a loan from the second party, and submitted the written “Loan Application” on 10th July, 2011. After the examination, the second party agreed to extend the loan to the first party.

The loan under this agreement is short term loan. (Bridging loan/ short term loan/ medium term loan/ long term loan)

The first parry and the second party confirmed:

The first party can only use the loan under this agreement for the investment in the fixed assets.
Without the written consent from the second party, the first party shall not change the usage of the loan that was confirmed in the agreement.

The amount of the loan under this agreement is RMB a hundred million.

The currency of loan under this agreement is RMB.

The duration of the loan under this agreement is from 16th August, 2011 to 15th August, 2012.

The transfer method of the loan of this agreement will be conducted according to the first article in the following:

Pay in full. The second party should transfer all the loan money to the account designated by the first party before 16th August, 2011.

The annual interest rate of the loan under this agreement is 14%.

The interest of the loan under this agreement is accrued quarterly and the interest settlement date is the 15th day of the month.

The calculation of loan interest under this agreement is based on 360 days a year, and the interest will be calculated based on the actual amount borrowed and the length of the loan from the day the money was drawn by the borrower.

The fund to repay the loan under the agreement is tuition income.

The first party should repay the interest on time according to this agreement, and repay the principal of the loan according to the following:

Repay the principal all at once. The first party should repay the principal in full as of 15th August, 2012.

If the first party will repay the loan in advance, it should apply to the second party by written application 30 days earlier, and secure the second party’s approval.
This loan agreement is with no collateral and no guarantee

After the commencement of this agreement, both parties should fulfill the obligations stipulated in the agreement.

If the first party doesn’t repay the principal and interests of the loan according to the agreement, the second party has the right to recover the loan, and collect interests by three per ten thousand for the overdue loan amount per day and collect interests by three per ten thousand for the overdue interests per day.

If the first party has any of the actions in the following, the second party has the right to accelerate payment of part or all the loans, and collect interests by five per ten thousand by the days the first party uses the loans.

1 Do not use the loan according to the agreement.
2 Use the loan for equity investment.
3 Use the loan for purchase and sale of securities, futures, and real estates.
4 Use the loan for illegal income.

Force majeure means the conditions that cannot be forecasted at the time of the agreement and the occurrence and consequence of which cannot be avoided or overcome.

If, as a result of the force majeure, the first party cannot repay the loan in time, the first party should notify the second party in writing within 10 days after the occurrence of force majeure, submit the written proof of force majeure issued by local authorities, and reach an agreement with the second party on the amendment of the agreement.

If there is any dispute between the first party and the second party while executing the agreement, it should be settled through negotiation; if the negotiation fails, it should be solved by the court where the second party is located.

This agreement will be established when the legal representative or the entrusted agent of the first party and the second party sign and stamp. After all the government permits, loan registration and other legal procedures that in connection with the agreement are completed, the agreement shall become effective at the same time when the guarantee agreement prescribed in article 8 becomes effective.

When this agreement becomes effect, either party cannot unilaterally change or terminate the agreement in advance. If the agreement needs to be terminated, both parties should enter into a written agreement. Before a written agreement is completed, the terms of this agreement are still effective.

This agreement has two copies. The first party has one copy and the second party has one copy. The two copies have the same legal effect.

This agreement was signed on 16th August, 2011 at No. 69 Fuxi Street, Taiyuan City.

The first party:  Shanxi Taiji Industrial Co., Ltd.
Legal representative: /s/Ren Zhiqing
Date: 16th August, 2011

The second party: Shanxi Trust Co., Ltd.
Legal representative:/s/ Yuan Dongsheng
Date: 16th August, 2011

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